Exhibit 99.1

24/7 REAL MEDIA, INC.

24/7 REAL MEDIA REPORTS STRONG THIRD QUARTER 2005 FINANCIAL RESULTS

Company Exceeds Q3 Guidance; Raises Guidance for Full-Year 2005 and Full-Year 2006

Third Quarter Highlights:

•                  Revenue of $35.1 million, an increase of 69% over the comparable period in 2004.

•                  Pro forma operating income of $0.05 per share compared with $0.00 per share in Q3 of 2004; GAAP net loss of $0.02 per share versus a GAAP net loss of $0.04 per share in Q3 of 2004.

•                  Formation of joint venture with Dentsu Inc. to deliver search engine marketing services in Japan.

NEW YORK – November 2, 2005 – 24/7 Real Media, Inc. (Nasdaq: TFSM), a pioneer in interactive marketing and technology, today announced financial results for the third quarter ended September 30, 2005.  Revenue for the third quarter of 2005 was $35.1 million, an increase of 69% over the $20.8 million reported for the third quarter of 2004, and rose 4% sequentially from the $33.9 million reported in the second quarter of 2005.

Pro forma operating income(1) for the third quarter of 2005 was $2.3 million, or $0.05 per share.  This compares with pro forma operating income of $13,000, or $0.00 per share, for the third quarter of 2004.

Net loss in accordance with generally accepted accounting principles (GAAP) for the third quarter of 2005 was $0.8 million, or $0.02 per share, compared with net loss of $1.7 million, or $0.04 per share, for the third quarter of 2004.

“24/7 Real Media performed very well in the third quarter, building on the success and momentum the company demonstrated throughout the first half of 2005,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “Additionally, the company successfully executed upon its strategic priority for 2005, the formation of a significant partnership to address the rapidly-growing paid search sector in Japan.”

“As the largest, most prestigious advertising agency in Japan, Dentsu is the ideal partner to help us quickly become the leader in the Japanese market for search engine marketing services and capture a significant share of the sizable future revenue opportunities that exist there.”

(1)   Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income appears in the financial statement portion of this release.

24/7 REAL MEDIA, INC: DELIVERING TODAY. DEFINING TOMORROW. | NASDAQ: TFSM
P: +1 877.247.2477 | E: INFO@247REALMEDIA.COM | WWW.247REALMEDIA.COM

Segment Overview

Revenue in the Media Solutions segment increased 29% to $15.5 million in the third quarter of 2005 from $12.1 million in the third quarter of 2004.  Gross margins remained sequentially stable at 32.4%.

Search Solutions revenue surged 234% to $13.7 million from $4.1 million in the third quarter of 2004.  Gross margins for the segment decreased to 27.0% in the third quarter of 2005, as the lower gross margin search engine marketing managed services business performed significantly better than expected.  Year-over-year comparisons for this segment are influenced by the acquisition of Decide Interactive in the third quarter of 2004.

Technology Solutions revenue advanced 26% to $5.8 million in the third quarter of 2005 from $4.6 million in the third quarter of 2004.  Technology gross margins were 82.9% in the third quarter of 2005.

Guidance

The Company now expects revenue for the fourth quarter of 2005 to be between $36.5 million and $37.5 million, the mid-point of which represents an increase of 35% from fourth quarter 2004 revenue of $27.5 million.  The Company expects diluted pro forma operating income per share in the fourth quarter of 2005 to be $0.06 per share.

The Company now anticipates full year 2005 revenue to be in the range of $134.5 million to $135.5 million, the mid-point of which represents an increase of 58% from revenue of $85.3 million in 2004.  The Company now anticipates pro forma operating income per share for the full year of $0.18.

The Company expects full year 2006 revenue to be in the range of $175 million to $185 million and anticipates pro forma operating income per share for the full year of $0.30 to $0.32.

This guidance includes the projected financial performance of K.K. 24/7 Search, the partnership with Dentsu in which 24/7 Real Media holds a majority interest and reports on a consolidated basis.

In conjunction with this release, a conference call will be held at 8:30 a.m. EST on Thursday, November 3, to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor.  Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

About 24/7 Real Media, Inc.

24/7 Real Media, a pioneer in interactive marketing and technology, targets and delivers audiences for publishers and marketers.  Our customers generate increased revenue and profits through media and search services, coupled with one seamless platform of serving, targeting, tracking and analytics technologies.  The company is headquartered in New York, with offices in other major U.S. cities, Canada, Europe and Asia. For more information, please visit www.247realmedia.com.

24/7 Real Media: Delivering Today. Defining Tomorrow.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the fourth quarter of 2005 and for the full years 2005 and 2006.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a significant portion of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with a few search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company. More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission, and will be set out in its Quarterly Report on Form 10-Q for the three months ended September 30, 2005, which the Company expects to file with the Securities and Exchange Commission on or before November 9, 2005.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations

Media Relations

Julie Tu	Eric Sokolsky
Director	Group Director
Financial Relations Board	Weber Shandwick Worldwide
Telephone: 212-231-7990	Telephone: 212-445-8081
Email: jtu@financialrelationsboard.com	Email: esokolsky@webershandwick.com

# # #

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Revenues:
Media	$15,547	$12,070	$46,460	$34,451
Search	13,731	4,109	35,063	9,658
Technology	5,839	4,628	16,550	13,676
Total revenues	35,117	20,807	98,073	57,785

Cost of revenues:
Media	10,516	9,180	31,470	24,986
Search	10,026	2,241	24,405	6,363
Technology	998	827	3,167	2,528
Total cost of revenues	21,540	12,248	59,042	33,877

Gross profit	13,577	8,559	39,031	23,908

Operating expenses:
Sales and marketing	5,606	4,272	16,627	11,481
General and administrative	4,885	3,626	14,457	9,627
Product development	1,563	1,115	4,171	3,261
Other expenses:
Amortization of intangible assets and deferred financing costs	1,140	1,068	3,419	3,270
Stock-based compensation	493	209	1,447	706
Restructuring costs	—	—	973	501
Total operating expenses	13,687	10,290	41,094	28,846
Operating loss	(110)	(1,731)	(2,063)	(4,938)

Interest income (expense), net	(48)	(93)	(190)	(371)
Change in fair value of warrant liability	(384)	266	(344)	2,075
Recovery of investment	—	—	2,100	—
Impairment of marketable securities	—	—	(588)	—
Loss on sale of marketable securities	(25)	—	(18)	—
Gain on legal settlement	—	—	—	2,896
Other income (expense), net	(55)	12	(95)	123

Loss before income taxes and mintority interest in operations of consolidated subsidiaries	(622)	(1,546)	(1,198)	(215)

Provision for income taxes	(164)	(44)	(184)	(176)
Minority interest in operations of consolidated subsidiaries	21	—	21	—

Net loss	(765)	(1,590)	(1,361)	(391)

Dividends on preferred stock	(3)	(73)	(25)	(295)
Net loss attributable to common stockholders	$(768)	$(1,663)	$(1,386)	$(686)

Basic and diluted net loss attributable to common stockholders per share	$(0.02)	$(0.04)	$(0.03)	$(0.02)

Weighted average shares used in basic and diluted calculation	45,478,444	37,007,505	45,097,696	32,244,122

Pro forma:

Operating income (a)	2,284	13	5,855	951

Diluted operating income per share	$0.05	$0.00	$0.12	$0.02

Weighted average shares used in diluted calculation	49,930,554	45,702,612	49,248,344	42,236,148

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Pro forma:

Operating income (a)	2,284	13	5,855	951

Diluted operating income per share	$0.05	$0.00	$0.12	$0.02

Weighted average shares used in diluted calculation	49,930,554	45,702,612	49,248,344	42,236,148

(a) Pro forma operating income excludes certain other expenses computed as follows:

Operating loss	$(110)	$(1,731)	$(2,063)	$(4,938)
Excluding:
Amortization of intangible assets and deferred financing costs	1,140	1,068	3,419	3,270
Stock-based compensation	493	209	1,447	706
Restructuring costs	—	—	973	501
Depreciation	761	467	2,079	1,412
Pro forma operating income	$2,284	$13	$5,855	$951

24/7 REAL MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)

Cash	$34,903	$27,690
Short-term investments	1,826	3,876
Accounts receivable	31,314	28,224
Total current assets	70,419	62,500
Total assets	128,254	121,398
Accounts payable and accrued liabilities	32,282	28,233
Deferred revenue	2,793	3,222
Short-term debt	14,389	7,500
Total current liabilites	49,464	38,955
Long-term debt	—	6,431
Total liabilities	50,818	46,109
Minority interests	1,729	21
Total stockholders’ equity	75,707	75,268